Exhibit 10.2

SILVERGATE CAPITAL CORPORATION

RESTRICTED STOCK UNIT GRANT NOTICE

Silvergate Capital Corporation (the “Company”), pursuant to its 2018 Equity Compensation Plan (the “Plan”), hereby grants to the holder listed below (the “Participant” or “you”), a Restricted Stock Unit Award (the “Award”). Such award shall be comprised of Restricted Stock Units (the “Units” or “RSUs”), each of which is a right to receive one (1) share of the Class A voting common stock, $0.01 par value per share, of the Company (the “Shares”) on the terms and conditions set forth herein and in the Restricted Stock Unit Award Agreement attached hereto (the “Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Agreement.

Participant:

Date of Grant:                                                                              (the “Grant Date”)

Number of RSUs Granted:

Vesting: The Award will vest based upon the Participant’s completion of continuous service with the Company or any of its Subsidiaries in roles as a Key Associate or Director through the periods described below.

Vesting Dates	Percentage of Total Award Vested

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued employment or service with the Company or any of its Subsidiaries on each applicable vesting date. The period prior to the vesting of RSUs hereunder is referred to as the “Period of Restriction.”

By his or her signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the attached Agreement and this Grant Notice. The Participant has reviewed and fully understands all provisions of the Plan, the Agreement, and the Grant Notice in their entirety and has had an opportunity to obtain the advice of counsel prior to executing below. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, the Agreement, the Grant Notice or relating to the Units. If you do not sign and return this Grant Notice within 30 days following the Grant Date, this Grant Notice and attached Agreement will be cancelled.

SILVERGATE CAPITAL CORPORATION		PARTICIPANT

By
Name:		Print Name:
Title:
Address:	4250 Executive Square, Suite 100 La Jolla, CA 92037	Address:

ATTACHMENTS:	Restricted Stock Unit Award Agreement and Silvergate Capital Corporation 2018 Equity Compensation Plan. The prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award will be available on the Securities and Exchange website at www.sec.gov.

SILVERGATE CAPITAL CORPORATION

2018 EQUITY COMPENSATION PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Award Grant Notice (“Grant Notice”) and this Restricted Stock Unit Award Agreement (“Agreement”), Silvergate Capital Corporation (the “Company”) has awarded you a Restricted Stock Unit Award under its 2018 Equity Compensation Plan, (the “Plan”) for the number of Restricted Stock Units (the “RSUs” or “Units”) in the Grant Notice (collectively, the “Award”). Except where indicated otherwise, defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

1. Number of Restricted Stock Units; No Rights as a Stockholder. The number of RSUs subject to your Award is set forth in your Grant Notice; you will not be required to make any payment to the Company with respect to your receipt of the Award. The number of RSUs subject to your Award may be adjusted from time to time for capitalization adjustments as described in Plan Section 4.4. The RSUs do not provide the Participant with any rights as a shareholder of the Company, including voting, dividends, or otherwise.

2. Vesting. The RSUs shall vest, if at all, as provided in the vesting schedule set forth in your Grant Notice. If the Participant’s continuous service with the Company as a Key Associate or Director terminates for any reason the Participant shall forfeit and the Company shall automatically reacquire all RSUs which are not vested as of the time of such termination, and the Participant shall not be entitled to any payment therefor unless the Committee decides otherwise in cases of terminations of service other than for cause, as provided in Plan Section 3.1. Potential changes in the vesting of Awards in the event of a Change in Control are described in Article X of the Plan.

3. Non-Transferability. All RSUs, and any rights or interests therein, (a) shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way at any time by the Participant (or any beneficiary(ies) of the Participant), other than by testamentary disposition by the Participant or by the laws of descent and distribution, (b) shall not be pledged or encumbered in any way at any time by the Participant (or any beneficiary(ies) of the Participant) and (c) shall not be subject to execution, attachment or similar legal process.

4. Settlement of RSUs. Subject to Section 7 hereof (required tax withholdings), not later than 30 days following each vesting date set forth in your Grant Notice (the end of the Period of Restriction), the Participant shall receive Shares equal to the number of RSUs vested on the respective vesting date, such Shares to be in book entry form on the records of the Company’s stock transfer agent.

5. Compliance with Laws. The grant of the Award and the issuance of Shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any U.S. federal and state securities laws, rules and regulations and any respective rules and regulations promulgated thereunder, and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Shares pursuant to this Agreement if any such issuance would violate any such requirements.

6. Unsecured Obligation. Your Award is unfunded, and even as a holder of vested RSUs, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to pay any payments to you pursuant to this Agreement. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

7. Taxes. The Company shall have the power and the right to deduct or withhold, or to require a Participant who is not an employee to remit to the Company, an amount sufficient to satisfy any federal, state, local or foreign taxes of any kind required to be withheld or remitted with respect to any grant, vesting, or settlement of an Award under the Plan.

8. Code Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the Award is intended to be exempt from the applicable requirements of Section 409A and shall be limited, construed and interpreted in accordance with such intent.

9. Clawback. By accepting this Award, the Participant agrees to be bound by the clawback provisions as set forth in Plan Section 15.3, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

10. Award Not a Service Contract. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or any Subsidiary, or on the part of the Company or any Subsidiary to continue such service. In addition, nothing in your Award shall obligate the Company or any Subsidiary, their respective shareholders, boards of directors or employees, to continue any relationship that you might have as a Key Associate or Director of the Company or any Subsidiary.

11. Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

12. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

13. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 3 hereof) any part of this Agreement without the prior express written consent of the Company.

14. Notices. Any notice hereunder by the Participant shall be given to the Company (Attention: Corporate Secretary) via United States mail, e-mail transmission, or such other means as the Company may instruct you to provide. Any notice hereunder by the Company shall be given to the Participant in writing via courier delivery service or United States mail, postage prepaid, addressed to you at such address as the Participant may have on file with the Company.

15. Headings. The headings of the sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

17. Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any section of this Agreement (or part of such a section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the full extent possible while remaining lawful and valid.

18. Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

19. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland without regard to the choice of law principles thereof.

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